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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of Genentech, Inc. for the registration of 19,000,000 shares of its common stock and to the incorporation by reference therein of our reports dated January 18, 2000, with respect to the consolidated financial statements of Genentech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

San Jose, California

March 14, 2000